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                                                                     EXHIBIT 4.2

                                  PAINEWEBBER
                       INVESTMENT EXECUTIVE STOCK OPTION
                            MASTER AGREEMENT -- 1990

     This Cover and Signature Page is the fist page of the PaineWebber Investment Executive Stock Option Master Agreement -- 1990 (the "Agreement") between Paine Webber Group Inc. ("PWG") and each of the persons who are designated as "Optionee" on a counterpart of this Cover and Signature Page and who sign and return a copy of this Cover and Signature Page.

     You, as the "Optionee" named on this counterpart of the Cover and Signature Page, have been granted an option under the PaineWebber Investment Executive Stock Option Plan (the "Plan") to purchase the number of shares of PWG common stock, par value of $1.00 per share ("Common Stock"), indicated below at an option price of $22.57 per share in respect of 1990.

     This Agreement has already been signed in counterpart by the Administrator of the Plan. Please sign your name in the space provided at the bottom of this counterpart Cover and Signature Page and return the signed page to the Administrator, whereupon this Agreement will become a legal and binding agreement between you and PWG, effective as of the date stated below, governing your rights with respect to the stock option granted to you hereunder.

1.  Optionee:

    Name _____________________________________________________________ ;

    Social Security Number ___________________________________________ .

2.  Number of Shares: ____________ .

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     IN WITNESS WHEREOF, Paine Webber Group Inc. and each of the persons who are designated as "Optionee" on a counterpart of this Cover and Signature Page and who execute such counterpart in the space provided below agree to be bound by the terms and provisions of this Agreement, as of this 6th day of May, 1991.

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ADMINISTRATOR, PAINEWEBBER                         OPTIONEE:
INVESTMENT EXECUTIVE STOCK
OPTION PLAN
By
   ______________________________                 _____________________________
   Director of Human Resources
   PaineWebber Incorporated
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